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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


     Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.


  NAME OF SUBSIDIARY               JURISDICTION OF ORGANIZATION
  ------------------               ----------------------------

  Animex S.A.                      Poland
  Animpol S.A.                     Poland
  B&G Farms LLC                    North Carolina
  Brown's of Carolina, Inc.        North Carolina
  Carroll's Capital, Inc.          North Carolina
  Carroll's Foods, Inc.            North Carolina
  Carroll's Foods of
   Brazil, LLC                     North Carolina
  Carroll's Foods of
   Mexico, Inc.                    North Carolina
  Carroll's Foods of
   Virginia, Inc.                  North Carolina
  Carroll's Realty Inc.            North Carolina
  Central Plains Farms, Inc.       Delaware
  Charcuterie Roy Inc.             Ontario
  Charcuteries Imperator S.A.      France
  Circle Four Corporation
   d/b/a Circle Four Farms         North Carolina
  Consolidated Food Brands Inc.    Ontario
  Esskay Investments, Inc.         Delaware
  Gwaltney of Smithfield, Ltd.     Delaware
  Gwaltney Transportation
   Co., Inc.                       Delaware
  Hancock's Old Fashioned
   Country Ham, Inc.               Delaware
  Jasan Sp. z o.o.                 Poland
  Jean d' Erguet S.A.              France
  J. M. Schneider Inc.             Ontario
  John Morrell & Co.               Delaware
  JonMor Investments, Inc.         Delaware
  LMG Investments, Inc.            Delaware
  LMJ Distribution Center, Inc.    Georgia
  Lykes Meat Group, Inc.           Delaware
  Murphy Farms, Inc.               North Carolina
  Murphy Funding, Inc.             North Carolina
  North Side Foods Corp.           Delaware
  North Side Investments, Inc.     Delaware
  NPD Investments, Inc.            Delaware
  Patrick Cudahy Incorporated      Delaware
  PatCud Investments, Inc.         Delaware
  Premium Pork, Inc.               Georgia
  Prochowickie Zaklady
    Drobiarskie Sp. z o.o.         Poland
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  Quarter M Farms, Inc.             North Carolina
  Schneider Corporation             Ontario
  Schneider Foods Inc.              Ontario
  SF Investments, Inc.              Delaware
  SFDS Global Holdings B.V.         Netherlands
  SFFC, Inc.                        Delaware
  Smithfield Canada, Ltd.           Ontario
  Smithfield Foods de
   Mexico de R.L. de C.V.           Mexico
  Smithfield Inn Corporation        Delaware
  Smithfield International,
   Inc.                             Delaware
  Smithfield International
   Investments, Inc.                Delaware
  Smithfield Transportation
   Co., Inc.                        Virginia
  Societe Bretonne de
   Salaisons                        France
  Societe Financiere de
   Gestion et de
   Participation S.A.               France
  Sunnyland, Inc.                   Georgia
  Suwalskie Zaklady
   Drobiarskie Sp. z o.o.           Poland
  The Smithfield Packing
   Company, Incorporated            Virginia
  Smithfield Packing
   Transportation Co., Inc.         Delaware
  Zaklady Miesne "Agryf"
   Sp. z o.o.                       Poland
  Zaklady Miesne "Mazury"
   w Elku Sp. z o.o.                Poland
  Zaklady Miesne "Przylep"
   S.A. w Przylepoe                 Poland